Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO THE
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
THE AZEK COMPANY INC.

The AZEK Company Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: Second Restated Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended as follows:
A.Article FIRST, and any reference thereto, is hereby renumbered as Article I.
B.Article SECOND, and any reference thereto, is hereby renumbered as Article II.
C.Article THIRD, and any reference thereto, is hereby renumbered as Article III.
D.Article FOURTH, and any reference thereto, is hereby renumbered as Article IV.
E.Article FIFTH, and any reference thereto, is hereby renumbered as Article V.
F.Article SIXTH, and any reference thereto, is hereby renumbered as Article VI.
G.Article SEVENTH, and any reference thereto, is hereby renumbered as Article VII.
H.Article EIGHTH, and any reference thereto, is hereby renumbered as Article VIII.
I.Article NINTH, and any reference thereto, is hereby renumbered as Article IX.
J.Article TENTH, and any reference thereto, is hereby renumbered as Article X.
K.Article ELEVENTH, and any reference thereto, is hereby renumbered as Article XI.
L.Article TWELFTH, and any reference thereto, is hereby renumbered as Article XII.
M.Article THIRTEENTH, and any reference thereto, is hereby renumbered as Article XIII.
N.Article FOURTEENTH, and any reference thereto, is hereby renumbered as Article XIV.
O.Article FIFTEENTH, and any reference thereto, is hereby renumbered as Article XV.
SECOND: The text of Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,101,000,000, of which 1,100,000,000 shares of the par value of $0.001 per share shall be designated as Class A Common Stock (referred to as Common Stock) and 1,000,000 shares of the par value of $0.001 per share shall be designated as Preferred Stock.
THIRD: The text of Article FIFTH of the Certificate is hereby amended to read in its entirety as follows:
The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of Common Stock. The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock then outstanding.
(a) Dividends. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, or as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends (payable in cash, shares of stock of the Corporation, property or assets of the Corporation or otherwise) as may be declared by the board of directors of the Corporation (the “Board of Directors”).
(b) Distribution of Assets. Upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available after payments to creditors and to the holders of any Preferred Stock of the Corporation having prior rights as to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.
(c) Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election, removal or replacement of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. There shall be no cumulative voting.
(d) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
FOURTH: The text of Article NINTH of the Certificate is hereby amended to read in its entirety as follows:
(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b) Subject to the rights granted to holders of any one or more series of Preferred Stock then outstanding, the Board of Directors shall consist of not less than three nor more than thirteen members. Subject to the Certificate of Incorporation and the Corporation’s bylaws, the exact number of directors of the corporation shall be fixed from time to time pursuant to resolution or resolutions of the Board of Directors. Subject to: (i) the previous sentence, and (ii) the rights of the holders of any series of stock with respect to such series of stock, except as otherwise required by law and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors and any director elected to a newly created directorship shall serve for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until such director’s death, resignation, retirement, disqualification or removal from office (subject to the rights of any class or series of Preferred Stock to elect and remove directors).
(c) Each director elected by the stockholders shall serve for a term expiring at the next succeeding annual meeting of stockholders. Directors shall hold office until their successors have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In no event shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of any class or series of Preferred Stock to elect and remove directors, the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least two-thirds of the voting power of the shares then outstanding and entitled to vote thereon.
(d) In the event that the holders of any class or series of stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to this Certificate of Incorporation. Except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of stockholders next succeeding their election.
FIFTH: The text of Article TENTH of the Certificate is hereby amended to read in its entirety as follows:
(a) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders.
(b) Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders may be called only by: (i) the Chairperson of the Board of Directors; or (ii) the Secretary of the Corporation at the direction of a majority of the directors then in office.
SIXTH: The text of Article TWELFTH of the Certificate is hereby amended to read in its entirety as follows:

Reserved.
SEVENTH: The foregoing amendments to the Certificate were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on the date set forth below.
The AZEK Company Inc.
By: /s/ Morgan Walbridge
Name: Morgan Walbridge
Title: Senior Vice President, Chief Legal Officer and Secretary

Dated: March 5, 2025